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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Northeast Bancorp


We consent to the incorporation by reference in this Registration Statement of Northeast Bancorp on Form S-8 of our report, dated August 3, 2001, appearing in the Annual Report on Form 10-K of Northeast Bancorp for the year ended June 30, 2001. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.



Portland, Maine                                   Baker Newman & Noyes
March 28, 2002                                    Limited Liability Company